SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.       )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material under Rule 14a-12

Manager Directed Portfolios
(Name of Registrant as Specified in Its Charter)

(Names of Person(s) Filing Proxy Statement, if other than the Registrant)

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(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total Fee Paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0‑11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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April 30, 2020

Dear Hood River Shareholder,

We need your help. The 2020 Special Meeting of Shareholders scheduled for April 27, 2019 was adjourned because we have not yet received enough votes to move forward with the proposal. This adjournment will provide shareholders with additional time to cast their important proxy votes.

Our records indicate that we have not received your proxy vote for the Special Meeting. We apologize for the repeated attempts to reach you by mail and phone. However, it is important to the business of the Fund to obtain your proxy vote before the adjourned meeting on May 20, 2020. Your vote will help avoid any additional expense related to solicitation efforts. We would greatly appreciate you taking a moment to cast your vote.

Please cast your proxy vote today.

The details of the Special Meeting are described in the proxy statement, which was previously distributed to shareholders and can be found at vote.proxyonline.com/hoodriver/docs/smallcapgrowth.pdf. If you have any questions regarding the proposal, please contact us at (877) 732-3621, Monday through Friday, from 9:00 a.m. to 10:00 p.m. Eastern time.

Please help us by taking a moment to cast a vote for your shares today. Thank you for your time and your support.

Sincerely,

/s/ Brian Smoluch
Brian Smoluch
Principal, Hood River Capital Management LLC

Your vote is extremely important and it is critical to conducting the formal business of the meeting. Please cast your vote before May 20, 2020 using one of the methods below.

1.
Vote by Phone with a Representative: You may cast your vote by telephone with a proxy representative by calling toll-free (877) 732-3621. Representatives are available Monday through Friday 9 a.m. to 10 p.m.

2.	Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

3.	Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

4.	Vote by mail: You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

We would be very grateful if you would use any one of the voting methods listed above to ensure that your vote is recorded before May 20, 2020.

April 30, 2020

Dear Hood River Shareholder,

We need your help. The 2020 Special Meeting of Shareholders scheduled for April 27, 2019 was adjourned because we have not yet received enough votes to move forward with the proposal. This adjournment will provide shareholders with additional time to cast their important proxy votes.

Our records indicate that we have not received your proxy vote for the Special Meeting. We apologize for the repeated attempts to reach you by mail and phone. However, it is important to the business of the Fund to obtain your proxy vote before the adjourned meeting on May 20, 2020. Your vote will help avoid any additional expense related to solicitation efforts. We would greatly appreciate you taking a moment to cast your vote.

Please cast your proxy vote today.

The details of the Special Meeting are described in the proxy statement, which was previously distributed to shareholders and can be found at vote.proxyonline.com/hoodriver/docs/smallcapgrowth.pdf. If you have any questions regarding the proposals, please contact us at (877) 732-3621 ext. OBO, Monday through Friday, from 9:00 a.m. to 10:00 p.m. Eastern time.

Please help us by taking a moment to cast a vote for your shares today. Thank you for your time and your support.

Sincerely,

/s/ Brian Smoluch
Brian Smoluch
Principal, Hood River Capital Management LLC

Your vote is extremely important and it is critical to conducting the formal business of the meeting. Please cast your vote before May 20, 2020 using one of the methods below.

1.	Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

2.	Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

3.	Vote by mail: You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

We would be very grateful if you would use any one of the voting methods listed above to ensure that your vote is recorded before May 20, 2020.